UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 5, 2006, the Compensation Committee of the Board of Directors of Peregrine Pharmaceuticals, Inc. (the “Registrant”) adopted a resolution to amend a provision of that certain Incentive Stock Bonus Plan (the “Stock Bonus Plan”), a written description of which was previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2006.

As originally approved by the Compensation Committee, the Stock Bonus Plan provided that shares of stock earned by participants in the Stock Bonus Plan upon the attainment of a particular milestone would be issued quarterly beginning April 2006. The Compensation Committee approved, on May 5, 2006, an amendment to the Stock Bonus Plan that allows our executive officers (as determined under Section 16 of the Securities Exchange Act of 1934, as amended) to defer the physical receipt of any shares of common stock earned under the Stock Bonus Plan during 2006 until the beginning of 2007. As such, with respect to each earned stock bonus under the Stock Bonus Plan, such executive officers will continue to timely file a Form 4 to report the acquisition of beneficial ownership of shares of common stock; however, they will not be physically issued such shares until the year 2007, so that at such time they can sell one block of shares to cover their respective mandatory income tax withholding requirements. Under this amendment, the number of shares or milestones associated with earning shares under the Stock Bonus Plan have not been modified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: May 11, 2006	By:	/s/ Steven W. King

Steven W. King President and CEO, Director